UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2015

AIM EXPLORATION INC.

(Exact name of registrant as specified in charter)

Nevada	333-182071	67-0682135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Green Valley Parkway, Suite 200 Henderson, Nevada	89012
(Address of principal executive offices)	(Zip Code)

1-844-246-7378

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2015, the Board of Directors of Aim Exploration Inc. (the “Company”) appointed Dr. Carlos Arias Eguiguren to serve as a director of the Company.

Dr. Arias, 53, has sustained a long and distinguished career in the mining industry throughout the world. Dr. Arias is also a lawyer specializing in mining law. He was formally educated in Ecuador where he received a law degree in 1989 and later a doctorate in law in 2000. He received his Master's Degree in International Business Legal Studies (IBLS) in 1993 from the University of Exeter in the United Kingdom, followed by a diploma in transactional contracts from the International Development Law Institute in Rome, Italy that same year.

Dr. Arias is a former Director of the Ecuadorian Chamber of Mines, serving terms in 1996-1998 and 2001-2005. He has served with several mining companies and has been responsible for important mining projects pertaining to acquisition and development. From 1993-1995, Dr. Arias served as President of Ecuadorian Minerals Corporation (now International Minerals) and was charged with the acquisition and consolidation of the Gaby and Rio Blanco (formerly San Luis) mining projects. From 2001-2004, he served as General Manager of Aurelian Resources, where he was responsible for the acquisition of the La Zarza mining project and the consolidation of 35 concessions into a single 90,000-hectare project. From 2000-2008, Dr. Arias served as General Manager of Avalanche Resources, where he was instrumental in acquiring ten mining concessions in Ecuador and the Alto El Toro gold project in Colombia.

Currently, Dr. Arias serves as Vice President and Director of Fort St. James Nickel Corp. of British Colombia; General Manager of Lateegra Ecuador S.A.; associate of Investbank Corp.; and Executive Director for the Andean Region of OIS & Associates. Additionally, he maintains a busy legal practice, serving as advisor to many corporations.

The Company’s Board of Directors looks to take advantage of Dr. Arias’ knowledge and experiences, particularly in Peru, where he has aided projects in the provinces of Pataz, Pallasca, Piura, and El Oro. He was an invited to speak at the World Mining Conferences in 2012 and 2013. Dr. Arias is fluent in English and Spanish.

There are no arrangements or understandings with Dr. Arias pursuant to which he was appointed to the Board of Directors, or any related third party transactions between the Company and Dr. Arias that are subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized as of November 11, 2015.

Aim Exploration Inc.

By:	/s/ James Robert Todhunter
James Robert Todhunter President,
Chief Executive Officer